Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 8, 1999, included in or incorporated by reference into Trex Medical Corporation's Annual Report on Form 10-K for the year ended October 2, 1999, into the Company's previously filed Registration Statements as follows: Registration Statement No. 333-22351 on Form S-8 and Registration Statement No. 333-71701 on Form S-8.



                                             Arthur Andersen LLP



Boston, Massachusetts
December 8, 1999